Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated October 6, 2009, of our reports dated February 24, 2009, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, of Abraxas Petroleum Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP

Dallas, Texas
October 6, 2009